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                                                                    Exhibit 10.5

                              RED BELL BREWING CO.
                          (A Pennsylvania Corporation)

                     5% CONVERTIBLE SUBORDINATED DEBENTURE

                                   VILLARS II

                     THIS DEBENTURE HAS NOT BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933
                        OR ANY APPLICABLE STATE STATUTE

                                  $115,000.00
                             Due September 1, 2006

Philadelphia, PA                                        Dated September 27, 1996


     FOR VALUE RECEIVED, and intending to be legally bound hereby, RED BELL BREWING CO., a Pennsylvania corporation, having an address at 3100 West Jefferson Street, Philadelphia, Pennsylvania 19121 ("Company"), hereby promises to pay to VILLARS II, L.P., a Pennsylvania limited partnership ("Obligee"), having an address at 334 Louella Avenue, Wayne, PA 19087, or such other place as Obligee may designate in writing, the principal sum of One Hundred Fifteen Thousand Dollars ($115,000) lawful money of the United States of America, on September 1, 2006 ("Date of Maturity"), together with interest on the unpaid principal balance of the Debenture at the rate of five percent (5%) per annum, from the date of the Debenture, payable semi-annually, on the 1st day of March and the 1st day of September in each year, commencing March 1, 1997, at the address of Obligee set forth above or such other place as Obligee may designate in writing.

     This Debenture has been issued pursuant to a separate Debenture Purchase Agreement of even date herewith between Company and the Obligee, and is in all respects subject to the

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provisions of such Agreement, which is incorporated by reference herein. As provided therein, this Debenture is subject to prepayment, in whole or in part, after a certain date.

     At the option of the holder hereof, the principal amount of this Debenture, subject to adjustment, is convertible into fully paid and nonassessable shares of Company's Common Stock, upon the terms and conditions and subject to the limitations set forth in the Agreement, as an initial conversion price, subject to adjustment, of $2.50 per share.

     This Debenture and all payments hereon, including principal and interest, are subordinated to Company's Senior Debt and certain other debt, as defined in the Agreement, to the extent and in the manner specified therein.

     Company agrees to make payment of the principal on the date specified in the Agreement.

     If an event of default, as defined in the Agreement, occurs and is continuing, the principal of this Debenture may be declared due and payable in the manner and with the effect provided in the Agreement.


                                             RED BELL BREWING CO.


Corporate Seal                               By: /s/ James R. Bell
                                                 ------------------------------
                                                                      President